As filed with the Securities and Exchange Commission on May 16, 2005

Registration No. 333-123533

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

----------------

AMENDMENT NO. 2 TO FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

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Bontan Corporation Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant's name into English)

Ontario                                      Not Applicable

(State or other jurisdiction of            (I.R.S. Employer Identification No.)

                       incorporation or organization)

----------------------

47 Avenue Road, Suite 200

Toronto, Ontario, M5R 2G3 Canada

(416) 860-0211

(Address and telephone number of Registrant's principal executive offices)

----------------------

Kam Shah, Chief Executive Officer

47 Avenue Road, Suite 200

Toronto, Ontario, M5R 2G3 Canada

(416) 860-0211

(Name, address and telephone number of agent for service)

----------------------

Copies of communications to:

Jeffrey C. Robbins, Esq

Messerli & Kramer P.A.

150 South Fifth Street, Suite 1800

Minneapolis, Minnesota 55402 USA

(612) 672-3706

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Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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Calculation of Registration Fee

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Price Per Share (2)	Proposed Maximum Aggregate Offering	Amount Of Registration Fee
Common shares, no par value(2)	11,339,711	$1.03	$11,679,902	$1,374.73

(1)

These shares are being registered for resale on behalf of the selling shareholders and consist of (a) 4,073,699 outstanding common shares and (b) 7,266,012 common shares issuable upon the exercise of outstanding warrants. Pursuant to Rule 416, this Registration Statement also relates to an indeterminate number of additional common shares resulting from stock splits, stock dividends or similar transactions with respect to the common shares being registered hereunder.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 on the basis of the average bid and asked price on the Over-the-Counter Bulletin Board of NASDAQ as of March 8, 2005.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The selling shareholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus made part of this registration statement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted. IF YOU ARE NOT A NAMED SELLING SHAREHOLDER YOU MAY NOT SELL OUR COMMON SHARES PURSUANT TO THE PROSPECTUS MADE PART OF THIS REGISTRATION STATEMENT.

Subject to Completion, dated May 16, 2005

PROSPECTUS

BONTAN CORPORATION INC.

11,339,711 Common Shares

The selling shareholders listed herein may, from time to time, offer and sell up to 11,339,711 common shares under this prospectus. These consist of (i) 4,073,699 outstanding common shares that were acquired by the selling shareholders from us in a private placement transaction commencing April 2003 and ending May 2004, and (ii) 7,266,012 common shares issuable upon the exercise of outstanding warrants granted to selling shareholders in connection with the private placement. Our registration of the common shares does not necessarily mean that the selling shareholders will exercise any of the warrants or sell all or any of the shares covered by this prospectus. The selling shareholders will receive all of the proceeds from the sale of the shares offered in this prospectus. We will receive the exercise price of the warrants described in this prospectus to the extent they are exercised by the selling shareholders or their transferees.

Our common shares are quoted on the Nasdaq Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “BNTNF”.  On March 8, 2005, the average of the closing bid and asked prices of our common shares on the OTCBB was $1.03 per share.

The selling shareholders may sell their common shares directly or through one or more broker-dealers on the OTCBB or on any national securities exchange or automated quotation system on which our common shares may then be listed or traded, in negotiated transactions or otherwise, at prices related to the prevailing market price or at negotiated prices. We will pay all expenses to register the common shares.  Any underwriting commissions, expenses, brokerage fees, transfer taxes, or other fees incurred by the selling shareholders in selling their common shares shall be the responsibility of the selling shareholders.  Please see “Plan of Distribution” and "Expenses Associated with the Registration."

An investment in our common shares involves a high degree of risk and only people who can afford the loss of their entire investment should consider investing.  See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offence. IF YOU ARE NOT A NAMED SELLING SHAREHOLDER HEREIN YOU MAY NOT SELL SHARES OF OUR COMMON STOCK PURSUANT TO THIS PROSPECTUS. See page 10 for a list of selling shareholders.

The date of this Prospectus is ________, 2005.

The terms "Company", "we", "us" and "our" as used in this prospectus refer to Bontan Corporation Inc. and its subsidiaries, as a combined entity, except where the context requires otherwise.

We prepare our consolidated financial statements in accordance with Canadian generally accepted accounting principles (“GAAP”) and all financial information set out herein has been determined in accordance with Canadian GAAP. All financial information presented in this prospectus is in Canadian dollars, unless otherwise indicated. All references to “$” or “dollars” means Canadian dollars and all references to “US$” means United States dollars.  On March 8, 2005, $1.00 Canadian dollar equalled approximately $.83 U.S. dollars.

We are a "foreign private issuer" as defined in Rule 3b-4 under the Securities Exchange Act of 1934 (the "Exchange Act"). As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.  We file annually an annual report containing financial statements that have been examined and reported on, with an opinion expressed by, a qualified independent auditor or certified public accountant.

The distribution of this prospectus and the offering or sale of the common shares in certain jurisdictions is restricted by law. This prospectus may not be used for, or in connection with, and does not constitute, any offer to, or solicitation by, anyone in any jurisdiction or under any circumstance in which such offer or solicitation is not authorized or is unlawful. Persons into whose possession this prospectus may come are required to inform themselves about and to observe such restrictions.  IF YOU ARE NOT A NAMED SELLING SHAREHOLDER HEREIN YOU MAY NOT SELL OUR COMMON SHARES PURSUANT TO THIS PROSPECTUS. See page 13 for a list of selling shareholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act.  All statements included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading "Risk Factors", that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We do not assume any obligation to update any forward-looking statements.

THE COMPANY

Background.  We are a Canadian corporation incorporated under the laws of the Province of Ontario.  Since April 2003, we have been a diversified natural resource company that invests in exploration, development and exploitation projects worldwide through our wholly-owned subsidiaries by acquiring joint venture, indirect and direct participation interests and working interests in those projects.  We currently own interests in an oil exploration program in Paupa New Guinea, and a gas exploration project in Louisiana.  We recently discontinued our diamond operations in Brazil due to an adverse working environment.

We were originally incorporated under the Business Corporation Act (Ontario) in 1973 under the name Kamlo Gold Mines Limited and went through multiple name changes and five major changes in our business activities including a marine propulsion business, a snack food business, and an emerging technology investments business. Details of these changes are provided in our Registration Statement on Form 20-F dated June 12, 2000.  On April 21, 2003, we changed our name to "Bontan Corporation Inc." when we adopted our current business strategy focused on the natural resource sector.

Corporate Information.   Our corporate offices are located at 47 Avenue Road, Suite 200, Toronto, Ontario Canada M5R 2G3 and our telephone number is (416) 860-0211.  We are a reporting issuer in the province of Ontario.  Our common shares are listed on the NASDAQ OTCBB under the symbol "BNTNF" in the United States.

RISK FACTORS

Please consider carefully the following risk factors and uncertainties, which the Company faces in its business, and other information contained in this prospectus, before investing in the Company's common shares. This summary of risk factors is not meant to be exhaustive. If any of the following risks actually occur, the Company's business, results of operations and financial condition could suffer significantly and you could lose all or part of your investment.

Risk Factors Related to Our Company

We  have  a  history  of  operating  losses  and  may  not  achieve  or  sustain profitability in the future.

            We have incurred significant operating losses during recent fiscal years and for the nine months ended December 31, 2004. We have not yet had any revenue from the exploration activities on our properties nor have we found that development activity is warranted on any of our properties.  As of December 31, 2004, the date of our most recent financial statements (unaudited), we had an accumulated deficit of approximately C$22.9 million.

            We expect to continue to incur losses until it is determined that properties in which we have an investment can be sufficiently developed for commercialization. Even if it is determined that such properties should be developed for commercialization, there is no certainty that the Company will produce revenue, operate profitably or provide a return on investment in the future. We can not assure you that we will be able to achieve or sustain profitable operations in the future.

There is substantial doubt about our ability to continue as a going concern.

The audit report of our auditors covering the March 31, 2004 consolidated financial statements contains comments stating that conditions and events exist that cast substantial  doubt on our ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

In the past, the Company has relied on borrowings from shareholders and sales of equity securities to meet most of its cash requirements. There can be no assurance that funding from these sources will be available or sufficient in the future to satisfy operational requirements and cash commitments.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

We will need to raise additional funds in the future which may not be available to us.

        The Company is currently without a source of revenue and will most likely be required to issue additional securities to finance its operations and the development of its projects.  We may not be able to obtain additional financing on acceptable terms or at all. Failure to obtain additional financing on a timely basis could cause the Company to sell or forfeit its interest in its properties and reduce or terminate its operations on such properties or discontinue operations entirely.

There is a substantial risk of dilution through possible equity financings and stock options.

Any equity or debt financings, if available at all, may cause dilution to our then-existing shareholders. If additional funds are raised through the issuance of equity securities, the net tangible book value per share of our common shares would decrease and the percentage ownership of then current shareholders would be diluted.

Additionally, the Company may in the future grant to some or all of its own and its subsidiaries' directors, officers, insiders and key consultants options to purchase the Company's common shares as non-cash incentives to those people. Such options may be granted at exercise prices equal to market prices at time when the public market is depressed or below fair market value.  To the extent that significant numbers of such options may be granted and exercised, the interests of the then existing shareholders of the Company may be subject to additional dilution.

Our operations are subject to substantial exploration and development risks.

The Company is participating in resource properties in the hope of locating reserves.  The Company's property interests are in the exploration stage only.  Accordingly, there is little likelihood that the Company will realize any profits in the short to medium term.  Any profitability in the future from the Company's business will be dependent upon locating reserves, which itself is subject to numerous risk factors.

The business of exploring for and producing oil and gas involves a substantial risk of investment loss, which even a combination of experience, knowledge and careful evaluation may not be able to overcome.  The principal resources necessary for the exploration and production of crude oil and natural gas are leasehold prospects under which crude oil and natural gas reserves may be discovered, drilling rigs and related equipment to explore for such reserves and knowledgeable personnel to conduct all phases of crude oil and natural gas operations, all of which requires a substantial investment.

Drilling oil and gas wells involves the risk that the wells will be unproductive or that, although productive, the wells do not produce oil and/or gas in economic quantities.  Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations.

            A productive well may become uneconomic in the event water or other deleterious substances are encountered, which impair or prevent the production of oil and/or gas from the well.  In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances.  As with any petroleum property, there can be no assurance that oil and gas will be produced from the properties in which the Company has interests.

            In addition, the marketability of oil and gas, which may be acquired or discovered, will be affected by numerous factors beyond the control of the Company.  These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection.

            The extent of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital. There is no assurance that our exploration and development activities in our current and future resource properties will ultimately yield oil or gas in commercial quantities.  Drilling for oil and gas may be unprofitable. Dry holes and wells that are productive but do not produce sufficient net revenues after drilling, operating and other costs are unprofitable.  We can not assure you that we will be able to achieve profitable operations in the future.

Our interests are subject to uninsurable risks.

Our industry also experiences numerous operating risks. These operating risks include the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards. Environmental hazards include oil spills, natural gas leaks, ruptures or discharges of toxic gases. Such events could result in substantial damage to oil and gas wells, producing facilities and other property and personal injury.

Although management believes the operator of any properties in which the Company and its subsidiaries may acquire interests, will acquire and maintain appropriate insurance coverage in accordance with standard industry practice, the Company and its subsidiaries may suffer losses from uninsurable hazards or from hazards which the operator has chosen not to insure against because of high premium costs or other reasons.  If any of these industry operating risks occur, the Company and its subsidiaries may face liability.  The payment of any such liabilities may have a material, adverse effect on the Company's financial position. We cannot assure you that insurance held by the operator of any of our properties will be adequate to cover losses or liabilities.

Environmental and other regulatory requirements may delay production and development of our resource interests.

The current or future operations of the Company, including development activities and commencement of production on its properties, require permits from various governmental authorities and such operations will be subject to laws and regulations governing prospecting, development, mining, production, exports, taxes, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, safety and other matters. Companies engaged in the development and operation of natural resource properties and related facilities generally experience increased costs, and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits.  There can be no assurance that approvals and permits required to commence production on its properties will be obtained.  Additional permits and studies, which may include environmental impact studies conducted before permits can be obtained, may be necessary prior to operation of the properties in which the Company acquires interests and there can be no assurance that the operator of these interests or the Company will be able to obtain or maintain all necessary permits that may be required to commence construction, development or operation of oil and gas extraction facilities at these properties on terms which enable operations to be conducted at economically justifiable costs.

Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions against the operator of any of our resource properties or us, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

Conducting business in foreign countries subjects us to special risks which we have no control over.

Company’s current business strategy involves participation in overseas projects in the resource sector.  Consequently, the Company will be subject to certain risks associated with foreign ownership, including currency fluctuations, inflation, political instability and political risk. Oil, gas and other resource exploration and production activities in foreign countries may be affected in varying degrees by political stability and government regulations relating to the resource industry. Any changes in regulations or shifts in political conditions are beyond the control of the Company and may adversely affect its business. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, restriction of earnings, taxation laws, expropriation of property, environmental legislation, water use and workplace safety.

We are dependent upon of our key managerial consultants, the loss of which would negatively affect our business.

Our performance depends on a small number of key managerial consultants. In particular, we believe our success is highly dependent upon the services of our Chief Executive Officer and Chief Principal Officer, Mr. Kam Shah, as well as Mr. Terrance Robinson who has been significantly involved in locating and negotiating our resource investments. Loss of either of their services could negatively affect our business.

Our officers and directors reside outside of the United States and there is a risk that civil liabilities and judgments may be unenforceable.

The Company and its officers and all but one of its directors are residents of countries other than the United States, and most of the Company's assets are located outside the United States.  As a result, it may not be possible for investors to effect service of process within the United States upon such persons or enforce in the United States against such persons judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of United States federal securities laws or state securities laws.

Risk Factors Relating to Our Common Shares

Our share price has been volatile in the past and may decline in the future.

In recent years, the securities markets in Canada and the United States have experienced a high level of price and volume volatility, and the market prices of securities of many companies, particularly small mineral exploration companies like the Company, have experienced wide fluctuations which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies.  Our shares may continue to experience significant market price and volume fluctuations in the future in response to factors which are beyond our control.

Shares eligible for future sale may depress our stock price.

At March 3, 2005, we had 12,871,719 shares of common stock outstanding of which 4,841,769 are restricted securities under Rule 144 promulgated under the Securities Act.  We also have 8,879,571 and 3,592,500 shares of commons stock issuable under presently exercisable warrants and options, respectively.  4,073,699 of our restricted shares and 7,266,012 shares of the common stock issuable upon exercise of the warrants are being registered hereunder and will be eligible for resale in the public market upon our registration statement covering such shares being declared effective.  The shares of the common stock issuable upon exercise of the stock options have been registered under the Securities Act.

Sales of shares of common stock pursuant to an effective registration statement or under Rule 144 or another exemption under the Securities Act could have a material adverse effect on the price of our common stock and could impair our ability to raise additional capital through the sale of equity securities.

We do not intend to pay dividends.

All of the Company's available funds will be invested to finance the growth of the Company's business and therefore investors cannot expect and should not anticipate receiving a dividend on the Company's common shares in the foreseeable future.

Our common stock is subject to penny stock rules.

The capital stock of the Company would be classified as “penny stock” as defined in Reg. § 240.3a51-1 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”).  In response to perceived abuse in the penny stock market generally, the 1934 Act was amended in 1990 to add new requirements in connection with penny stocks.  In connection with effecting any transaction in a penny stock, a broker or dealer must give the customer a written risk disclosure document that (a) describes the nature and level of risk in the market for penny stocks in both public offerings and secondary trading, (b) describes the broker’s or dealer’s duties to the customer and the rights and remedies available to such customer with respect to violations of such duties, (c) describes the dealer market, including “bid” and “ask” prices for penny stock and the significance of the spread between the bid and ask prices, (d) contains a toll-free telephone number for inquiries on disciplinary histories of brokers and dealers, and (e) define significant terms used in the disclosure document or the conduct of trading in penny stocks.  In addition, the broker-dealer must provide to a penny stock customer a written monthly account statement that discloses the identity and number of shares of each penny stock held in the customer’s account, and the estimated market value of such shares.  The extensive disclosure and other broker-dealer compliance related to penny stocks may result in reducing the level of trading activity in the secondary market for such stocks, thus limiting the ability of the holder to sell such stock.

Your rights and  responsibilities  as a shareholder  will be governed by Canadian law and  differ  in some  respects  from  the  rights  and  responsibilities  of shareholders under U.S. law.

         We are incorporated under Ontario Canada law. The rights and responsibilities of holders of our shares are governed by our memorandum of association, our articles of association and by Canadian law. These rights and responsibilities may differ in some respects from the rights and responsibilities of shareholders in typical U.S. corporations.

CAPITALIZATION AND INDEBTEDNESS

The following sets forth on an unaudited, consolidated Canadian GAAP basis (a) the Company's actual capitalization and indebtedness as of February 28, 2005, and (b) the Company's capitalization and indebtedness as of February 28, 2005 as adjusted to give effect to the exercise of 7,266,012 warrants by the selling shareholders for gross proceeds of $7,266,012. No adjustment has been made for actual or estimated costs the Company may incur with respect to this offering. There is no assurance that any or all of the warrants will be exercised by the selling shareholders.

	Actual February 28, 2005	Pro-forma – Position at February 28, 2005 adjusted by the proceeds of warrants

Current Liabilities
Total Debts	113,427	113,427
Shareholders’ Equity
Share capital	26,087,872	33,353,884
Retained earnings (deficit)	(23,008,441)	(23,008,441)
Total Shareholders’ Equity	$ 3,079,431	$ 10,345,443
Total Capitalization	$ 3,192,858	$ 10,458,870

MARKETS

Our shares trade on the NASDAQ Over-the-Counter Bulletin Board (OTCBB) under the symbol BNTNF (formerly DCHK). The Company's shares traded during the periods and at the prices set out below.  The Company effected a 7:1 reverse stock split on April 21, 2003.

The following table outlines the annual high and low market prices for the five most recent fiscal years:

Fiscal year ended March 31	High In US $	Low In US$
2004	2.47*	.03 *
2003	.34	.03
2002	.69	.04
2001	2.88	.13
2000	7.06	2.16

*  Prices are prior to a 7:1 reverse stock split on April 21, 2003.

The following table outlines the high and low market prices for each of the two most recent full financial years and subsequent periods:

Fiscal Quarter ended	High	Low
	In US$	In US$
December 31, 2004	2.15	0.48
September 30, 2004	1.13	0.33
June 30, 2004	2.05	.90
March 31, 2004	2.47	1.01
December 31, 2003	1.45	.80
September 30, 2003	2.05	.80
June 30, 2003	1.45	.03*
March 31, 2003	.07*	.03*
December 31, 2002	.29*	.04*
September 30, 2002	.34*	.06*
June 30, 2002	.28*	.06*

*  Prices are prior to a 7:1 reverse stock split on April 21, 2003.

The following table outlines the high and low market prices for each of the most recent six months:

Month	High	Low
	In US$	In US$
February 2005 January 2005 December 2004	1.38 1.70 2.15	1.09 0.92 1.32
November 2004	2.04	1.05
October 2004	1.13	.42
September 2004	0.50	0.33

INFORMATION ON OUTSTANDING SHARES

The number of shares outstanding before and after this offering are set forth below:

      -

Common shares outstanding before the offering:

12,871,719

      -

Common shares to be outstanding after the offering

assuming exercise of all the warrants at the exercise

20,137,731

price

The number set forth above for the common shares outstanding before this offering is the number of shares outstanding as at March 3, 2005, excluding the common shares which may be issued upon exercise of the warrants being offered for resale by this prospectus. The numbers set forth above do not include 3,592,500 common shares that are issuable upon the exercise of outstanding options issued under our 1999 Consultants Stock Option Plan and 2003 Consultants Stock Option Plan. These options are exercisable at prices ranging from $0.35 to $1.75 per share, with a weighted average exercise price of $0.48 per share.

REASONS FOR THE REGISTRATION AND USE OF PROCEEDS

This prospectus relates to the registration of 11,339,711 of our common shares for resale by the selling shareholders. On May 26, 2004, we completed a private placement of 8,879,571 units at US$0.35.  Each unit was comprised of one of our common shares and a warrant for the purchase of one additional common share at a price of US$1.00 within twenty-four months of the date of issuance of the unit.  All of the warrants are currently exercisable and expire at various times beginning April 2005 and ending May 2006, unless extended by us. None of the warrants have been exercised. We are registering the shares to permit the selling shareholders to dispose of the shares from time to time.  We conducted our private placement upon reliance on an exemption from registration under Rule 506 of Regulation D of the Securities Act of 1993.

Of the shares and warrants issued in the private placement, we are excluding from registration (1) issued shares already sold pursuant to an available exemption from registration such as Rule 144, (2) issued shares held by substantially all United States shareholders, and (3) shares to be issued under warrants held by substantially all United States warrant holders.  We will not receive any of the proceeds from the sale by the selling shareholders of our common shares. We will, however, receive the proceeds from the exercise of the warrants if and when they are exercised.

SELLING SHAREHOLDERS

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares and shares issuable upon exercise of warrants received in the private placement. We are not registering shares a shareholder may have acquired other than through the private placement or shares already sold pursuant to an available exemption from registration such as Rule 144.

The second and third columns list the number and percentage of shares beneficially owned by each selling shareholder as of the date of this prospectus, assuming full exercise of the warrants held by each selling shareholder.

The fourth column lists the number of shares being offered by this prospectus by each of the selling shareholders.

The fifth and sixth columns of the following table assume the sale of all of the shares offered by the selling shareholders pursuant to this prospectus. The selling shareholders may sell all, some or none of their shares in this offering.

Except as otherwise indicated, the Company believes the beneficial owner of the common shares listed below has sole voting and investment power over the number of shares listed opposite their name.

	Name and Location of Selling Shareholder		Number of shares beneficially owned prior to this offering	% of shares beneficially owned prior to this offering	Number of shares offered pursuant to this prospectus	Number of Shares beneficially owned after this offering	% of shares beneficially owned after this offering
1	Andrew Cumming (1)	Toronto, ON, Canada	322,500	1.6%	322,500	0	0
2	Barry Biniaris(2)	Toronto, ON, Canada	315,571	1.6%	315,571	0	0
3	Bill Gaskey(3)	Toronto, ON, Canada	55,000	*	55,000	0	0
4	Jim Sanderson Kirby(4)	Toronto, ON, Canada	259,328	1.3%	259,328	0	0
5	Brian Gruson(5)	Toronto, ON, Canada	346,928	1.7%	346,928	0	0
6	Brian Kadey(6)	Toronto, ON, Canada	100,000	*	100,000	0	0
7	Carole Hall(7)	Toronto, ON, Canada	100,000	*	100,000	0	0
8	Jurg Muhlethaler(8)	Vaduz, Liechtenstein	270,000	1.3%	270,000	0	0
9	Shirlee Williams(9)	Toronto, ON, Canada	28,571	*	28,571	0	0
10	David Gillis(10)	Toronto, ON, Canada	30,000	*	30,000	0	0
11	David Glazer(11)	Dollard-Des-Ormeaux, QC, Canada	245,714	1.2%	245,714	0	0
12	Marlene Tersigni(12)	St. Catharines, ON, Canada	57,143	*	57,143	0	0
13	Dr. S Pritchard(13)	Toronto, ON, Canada	375,500	1.9%	375,500	0	0
14	S. Arthur Morris(14)	Hamilton, Bermuda	285,972	1.4%	285,972	0	0
15	Ellizabeth Falconer(15)	Aurora, ON, Canada	30,000	*	30,000	0	0
16	G Scott Paterson(16)	Toronto, ON, Canada	187,000	*	187,000	0	0
17	George Hardy(17)	Toronto, ON, Canada	50,000	*	50,000	0	0
18	Jim Grimes(18)	Toronto, ON, Canada	137,286	*	137,286	0	0
19	Olivia Karen Anne Foster(19)	Toronto, ON, Canada	416,286	2%	416,286	0	0
20	John Hanemaayer(20)	Fenwick, ON, Canada	85,714	*	85,714	0	0
21	John A. Powell(21)	Toronto, ON, Canada	20,000	*	20,000	0	0
22	John D. Robinson(22)	Toronto, ON, Canada	1,626,488	8.1%	1,626,488	0	0
23	Laura Bester(23)	Richmond, North Yorkshire, UK	142,857	*	142,857	0	0
24	Loudon Owen(24)	Toronto, ON, Canada	427,286	2%	427,286	0	0
25	Andrew Eccelstone (25)	North York, ON, Canada	300,000	1.5%	300,000	0	0
26	Eric Cohen(26)	Nassau, Bahamas	600,000	3%	600,000	0	0
27	Ennio D'Angelo(27)	Richmond Hill, ON, Canada	172,712	*	172,712	0	0
28	Robert Kasner(28)	Kirkland Lake, ON, Canada	100,000	*	100,000	0	0
29	Ralph Sickinger(29)	Toronto, ON, Canada	22,140	*	22,140	0	0
30	Richard Elder(30)	Toronto, ON, Canada	628,572	3.12%	628,572	0	0
31	Robert Mendel(31)	Montreal, QC, Canada	387,000	1.9%	387,000	0	0
32	Robert & Katie Seidenschwarz(32)	Missoula, MT, USA	21,429	*	21,429	0	0
33	Scott Cowie(33)	East York, ON, Canada	20,000	*	20,000	0	0
34	Sheldon Inwentash(34)	Toronto, ON, Canada	100,000	*	100,000	0	0
35	Ed Svoboda(35)	Turks & Caicos, BWI	2,837,000	14.08%	2,837,000	0	0
36	Sunil Jhaveri(36)	Central, Hong Kong	85,714	*	85,714	0	0
37	Trevor Wright(37)	Vancouver, BC, Canada	120,000	*	120,000	0	0
38	Glenn Kasner(38)	Kirkland Lake, ON, Canada	30,000	*	30,000	0	0
		TOTALS	11,339,711		11,339,711

* Less than 1%

(1) Includes 217,500 shares issuable upon the exercise of currently exercisable warrants.

(2) Includes 285,714 shares issuable upon the exercise of currently exercisable warrants.

(3) Includes 55,000 shares issuable upon the exercise of currently exercisable warrants.

(4) Includes 185,714 shares issuable upon the exercise of currently exercisable warrants.

(5) Includes 285,714 shares issuable upon the exercise of currently exercisable warrants.

(6) Includes 100,000 shares issuable upon the exercise of currently exercisable warrants.

(7) Includes 100,000 shares issuable upon the exercise of currently exercisable warrants.

(8) Represents securities owned by Centrum Bank AG for which Mr. Muhlethaler has voting and/or investment control.   Includes 135,000 shares issuable upon the exercise of currently exercisable warrants.

(9) Includes 28,571 shares issuable upon the exercise of currently exercisable warrants.

(10) Includes 30,000 shares issuable upon the exercise of currently exercisable warrants.

(11) Represents securities owned by CastleRock DMG Investment Management for which Mr. Glazer has sole voting and/or investment control.  Includes 122,857 shares issuable upon the exercise of currently exercisable warrants.

(12) Includes 57,143 shares issuable upon the exercise of currently exercisable warrants.

(13) Includes 300,000 shares issuable upon the exercise of currently exercisable warrants.

(14) Represents securities owned by Elder Insurance Trust for which Mr. Morris has sole voting and/or investment control.  Includes 142,986 shares issuable upon the exercise of currently exercisable warrants.

(15) Includes 30,000 shares issuable upon the exercise of currently exercisable warrants.

(16) Includes 150,000 shares issuable upon the exercise of currently exercisable warrants.

(17) Includes 50,000 shares issuable upon the exercise of currently exercisable warrants.

(18) Represents securities owned by The Joshua Tree, Inc., for which Mr. Grimes has sole voting and/or investment control.  Includes 114,286 shares issuable upon the exercise of currently exercisable warrants.

(19) Includes 357,143 shares issuable upon the exercise of currently exercisable warrants.

(20) Includes 85,714 shares issuable upon the exercise of currently exercisable warrants.

(21) Includes 20,000 shares issuable upon the exercise of currently exercisable warrants.

(22) Includes 859,103 shares issuable upon the exercise of currently exercisable warrants.

(23) Includes 142,857 shares issuable upon the exercise of currently exercisable warrants.

(24) Represents securities owned by Communix Corporation Trust for which Mr. Owen has sole voting and/or investment control.  Includes 357,143 shares issuable upon the exercise of currently exercisable warrants.

(25) Represents securities owned by Mountainview Opportunistic Growth Fund LP for which Mr. Eccelstone has sole voting and/or investment control.  Includes 200,000 shares issuable upon the exercise of currently exercisable warrants.

(26) Represents securities owned by Nehoc Bahamas Ltd. for which Mr. Cohen has sole voting and/or investment control.  Includes 300,000 shares issuable upon the exercise of currently exercisable warrants.

(27) Represents securities owned by Pentadent Management Inc. for which Mr. D'angelo has sole voting and/or investment control.  Includes 142,855 shares issuable upon the exercise of currently exercisable warrants.

(28) Represents securities owned by RJ Kasner Co. Ltd. for which Mr. Kasner has sole voting and/or investment control.  Includes 50,000 shares issuable upon the exercise of currently exercisable warrants.

(29) Includes 22,140 shares issuable upon the exercise of currently exercisable warrants.

(30) Includes 314,286 shares issuable upon the exercise of currently exercisable warrants.

(31) Includes 250,000 shares issuable upon the exercise of currently exercisable warrants.

(32) Includes 21,429 shares issuable upon the exercise of currently exercisable warrants.

(33) Includes 20,000 shares issuable upon the exercise of currently exercisable warrants.

(34) Includes 100,000 shares issuable upon the exercise of currently exercisable warrants.

(35) Represents securities owned by Snapper Inc. for which Mr. Svoboda has sole voting and/or investment control.  Includes 1,500,000 shares issuable upon the exercise of currently exercisable warrants.

(36) Includes 42,857 shares issuable upon the exercise of currently exercisable warrants.

(37) Includes 60,000 shares issuable upon the exercise of currently exercisable warrants.

(38) Includes 30,000 shares issuable upon the exercise of currently exercisable warrants.

No selling shareholder has held a position as a director or executive officer nor has had a material employment relationship with the Company or any of its affiliates, or its or their predecessors, within the past three years except for the following:

1.

John Robinson is the sole owner and director of Current Capital Corp., which provides investor and media relations services to the Company.  Our Chief Executive Officer/Chief Financial Officer and director of the Company provides accounting services to Current Capital Corp., as an independent consultant.  John Robinson is a brother of Terrance Robinson, who is an ex-chief executive officer and currently a consultant of the Company.

No selling shareholder is a registered-broker dealer or affiliate of a registered broker-dealer in the United States. However, David Glazer and Robert Mendel, both selling shareholders, are registered broker-dealers in the province of Quebec, Canada under Quebec laws.  Messrs. Glazer and Mendel purchased their securities being registered hereby for their own (or their affiliate's) behalf in the ordinary course of business, and at the time of purchase of such securities, they had no agreement, undertaking, arrangement, obligation or commitment, directly or indirectly, with any party to distribute the securities.

PLAN OF DISTRIBUTION

We are registering the shares offered hereby on behalf of the selling shareholders. As used herein, "selling shareholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a named selling shareholder as a gift, pledge, partnership distribution or other transfer. All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by us other than brokerage commissions and similar selling expenses, if any, attributable to the sale of shares offered hereby which will be borne by the selling shareholders.

Sales of the shares offered hereby may be effected by selling shareholders from time to time in one or more types of transactions (which may include block transactions) including the following: on the OTCBB at prevailing market prices, in negotiated transactions, through publicly or privately negotiated put or call options transactions relating to the shares offered hereby, through short sales of the shares offered hereby (including the closing of any open short position), through transactions in options, swaps or other derivatives, any other method permitted by applicable law, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. The selling shareholders may also enter into other transactions which require the delivery of the shares offered by this prospectus, which shares such counterparties may resell pursuant to this prospectus (as amended or supplemented, if necessary, to reflect such transaction).

Such transactions may or may not involve brokers or dealers. [We have not been advised by any selling shareholder that they have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares offered hereby by the selling shareholders.

The selling shareholders may effect these transactions by selling the shares offered hereby directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary brokerage commissions).

The selling shareholders and any broker-dealers that act in connection with the sale of the shares offered hereby might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the disposition of the shares offered hereby sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have not agreed to indemnify any selling shareholder against certain liabilities, including liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares offered hereby against certain liabilities, including liabilities arising under the Securities Act.

         Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act.

         Selling shareholders also may resell all or a portion of the shares offered hereby in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144 or another exemption under the Securities Act.

Upon our being notified by a selling shareholder that any material arrangement has [been entered into with a broker-dealer for the sale of shares offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•

the  name  of  each   such   selling   shareholder   and  of  the

participating broker-dealer(s);

•

the number of shares involved;

•

the initial price at which such shares were sold;

•

the commissions paid or discounts or concessions  allowed to such broker-dealer(s), where applicable;

•

that such  broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•

other facts material to the transaction.

EXPENSES ASSOCIATED WITH THE REGISTRATION

         We have agreed to bear all expenses relating to the registration of the shares covered by this prospectus. We estimate these expenses to be approximately US$13,000, which include the following categories of expenses:

         SEC registration fee

$1,374.73

         Printing and photocopying fees

150.00

         Legal fees and expenses

10,000.00

         Accounting fees and expenses

         Transfer agent and registrar fees and expenses

1,000.00

         Miscellaneous expenses

500.00

-----------------

                 Total Expenses.............................

US $13,024.73

MATERIAL CHANGES

The following summarizes recent material events relating to the Company's business, including material changes in its affairs that have occurred since March 31, 2004, the end of the most recent fiscal year for which audited financial statements are incorporated by reference in the registration statement and that have not been described herein or in a current report on Form 6-K which are also incorporated by reference herein.  This discussion should be read in conjunction with the other information included in this prospectus, including “Risk Factors” beginning on page 4:

1.

On January 19, 2005, a consultant who holds 250,000 options to acquire equal number of common shares of the Company at an option price of US$1.00 exercised 200,000 options. The Company received net proceeds of US$ 200,000.

2.

In April 2005, Kevin Markland resigned as a director of the Company and Damien Lee was elected by the remaining directors to full such vacancy.  Mr. Lee is a Canadian citizen and resides in Ontario, Canada, and is a non-executive director. Mr. Lee is CEO of Noble House Entertainment Inc., a Canadian independent entertainment company that develops, produces and distributes television and film programs (NHSEF:OTC)  Mr. Lee has over twenty years of business experience primarily in the entertainment sector.  Mr. Shah, the Company's Chief Executive Officer and Chief Financial Officer is also the Chief Financial Officer of Noble House Entertainment.

3..

In connection with the development of the Papua New Guinea and Louisiana projects in which the Company has interests, the Company is obligated under its agreements with the owner or operator of these projects to provide funds in the event of a cash call.  Although the Company has not received formal notification, it anticipates being notified of a cash call by the operator of the Louisiana gas project near the end of May 2005.  The Company’s anticipated funding obligation would be approximately $2,500,000 which would be held in escrow and released as work progresses on the project.  The Company has 15 days to fund its obligation once it is notified of the cash call.

As of the date of the registration statement to which this prospectus relates, the Company does not have adequate funds to meet the entirety of this potential obligation.  The Company would need to use all or a portion of the proceeds, if any, received upon the exercise of its outstanding and issued warrants for which certain shares registered hereby relate.  Failure to obtain sufficient funds from the exercise of outstanding warrants or other adequate financing on a timely basis could cause the Company to sell, reduce or forfeit its interest in its properties, reduce or terminate its operations on such properties or discontinue operations entirely.

EXPERTS

Our consolidated financial statements included in our Form 20-F for the year ended March 31, 2004 and for each of the years in the three year period ended March 31, 2004 (including our amendment thereto), have been audited by Sloan Paskowitz Adelman LLP, independent registered public accounting firm, as set forth in their report thereon and incorporated in this prospectus by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audit report of Sloan Paskowitz Adelman LLP covering the March 31, 2004 consolidated financial statements contains comments stating that conditions and events exist that cast substantial doubt on our ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

Sloan Paskowitz Adelman LLP changed its name to Sloan Partners LLP and their consent letter is included in the Exhibits under their new name.

LEGAL MATTERS

         Certain legal matters in connection with the registration of the shares hereunder will be passed upon for us by Messerli & Kramer P.A., our U.S. securities counsel.

INCORPORATlON OF DOCUMENTS BY REFERENCE

The SEC allows the Company to "incorporate by reference" the information it files with the SEC into this prospectus. This means that the Company can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede information previously filed. The Company incorporates by reference the documents listed below:

a)

Our annual report on Form 20-F filed on August 30, 2004 for the fiscal year ended March 31, 2004; as amended by Amendment No. 1 thereto filed May 12, 2005; and

b)

Our current reports on Form 6-K submitted to the SEC on September 2, 2004, September 22, 2004, October 14, 2004, October 15, 2004, December 8, 2004, January 3, 2005, January 26, 2005, February 17, 2005, March 1, 2005, April 26, 2005 and May 12, 2005;

c)

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report incorporated by reference herein pursuant to (a) above;

d)

The description of our securities contained in our registration statement on Form 20-F filed with the Securities and Exchange Commission on June 12, 2000, including any amendment or report filed for the purpose of updating such description.

Prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, the Company also incorporates by reference all of its subsequent annual reports filed with the SEC on Form 20-F and all of its subsequent reports on Form 6-K under the Exchange Act submitted to the SEC that it specifically identifies in such form as being incorporated by reference into this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

The Company shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to our Chief Financial Officer, Bontan Corporation Inc. at 47 Avenue Road, Suite 200, Toronto, Ontario M5R 2G3, Canada, Tel: 416-860-0211.  Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. The Company has not authorized anyone else to provide you with different information. This prospectus is an offer to sell or to buy only the securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front page of those documents. Also, you should not assume that there has been no change in our affairs since the date of this prospectus or any applicable prospectus supplement.

WHERE YOU CAN GET MORE INFORMATION

This prospectus is a part of a registration statement on Form F-3, which we filed with the Securities and Exchange Commission under the Securities Act of 1933.  As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto.  As such we make reference in this prospectus to the registration statement and to the exhibits and schedules thereto.  For further information about us and about the securities we hereby offer, you should consult the registration statement and the exhibits and schedules thereto.  You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed.  Each such statement is qualified in its entirety by such reference.

We file annual and special reports and other information with the SEC. These filings contain important information, which does not appear in this prospectus.  For further information about us, you may read and copy these filings at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 942-8090.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

As described in the registration statement of which this prospectus forms a part, the Company's articles of association and certain provisions of Canadian law contain provisions relating to the ability of our officers and directors to be indemnified by the Company for costs, charges, expenses, losses and other liabilities which are sustained or incurred in the performance of the officer’s or director’s duties for the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company's directors, officers and controlling persons pursuant to the charter provision, by-law, contract, arrangements, statute or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon the Company and upon its directors and officers and the Canadian experts named in this prospectus, most of whom reside outside the U.S., may be difficult to obtain within the U.S.  Furthermore, because substantially all of the assets and substantially all of the directors and officers are located outside the U.S., any judgment obtained in the U.S. against the Company or any of its directors and officers may not be collectible within the U.S.

BONTAN CORPORATION INC.

11,339,711 SHARES

PROSPECTUS

You should rely only on the information contained in this prospectus or incorporated by reference herein.  We have not authorized anyone to provide you with different information and you should not rely on any such different information.  No offer to sell or buy any of the securities covered by this prospectus is being made in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date that appears below.

__________, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario) (the “Act”), the Company may indemnify a present or former director or officer or a person who acts or acted at the Company’s request as a director or officer or of another corporation of which the Company is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been such a director or officer if the director or officer acted honestly and in good faith with a view to the best interests of the Company and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.  Such indemnification may be made in connection with an action by or on behalf of the Company or such other corporation only with court approval.  A director or officer is entitled to indemnification from the Company as a matter of right in respects of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative proceeding to which he is a party by reason of being or having been a director or officer of such corporation if he was substantially successful on the merits and fulfilled the conditions set forth above.

The by-laws of the Company provide that each director, each officer, each former director, each former officer and each person who acts or acted at the Company’s request as a director or officer or of a body corporate of which the Company is or was a shareholder or creditor, and his heirs and legal representatives, shall be indemnified and saved harmless by the Company  from and against all costs, charges and expenses, including without limitation, each amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which his is made a party by reason or being or having been a director or officer of the Company or such body corporation, if he acted honestly and in good faith with a view to the Company’s best interests and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty he had reasonable grounds for believing his conduct was lawful.  In certain circumstances the Company has provided its Directors or its subsidiaries’ Directors with a written indemnification confirming the indemnification available under its by-laws.

The Company currently does not maintain directors’ and officers’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is therefore unenforceable.

Item 9.

Exhibits.

Exhibit Number	Description of Documents
4.1	Form of Common Share Certificate (Incorporated by reference to Exhibit 1(viii) to the Company’s Annual Report on Form 20-F filed on September 23, 2003).
4.2	Form of Private Placement Agreement for April 2003.*
4.3	Form of Share purchase warrants regarding April 2003 private placement.*
5.1	Opinion of Messerli & Kramer P.A. as to the legality of the common shares being registered hereby.*
10.1	Exploration Agreement dated June 21, 2004, effective as of May 1, 2004 with Keystone Oil Company, Inc.*
23.1	Consent of Sloan Partners LLP.*
23.2	Consent of Messerli & Kramer P.A.*
24.1	Power of Attorney.*

*  Previously filed as the same exhibit number to the Registration Statement on Form F-3 filed on March 23, 2005.

Item 10.   Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     To file a post-effective  amendment to the  registration  statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and  information  otherwise  required by Section 10(a)(3)  of  the  Act  need  not  be  furnished,  provided  that  the Registrant  includes in the prospectus,  by means of a  post-effective amendment,  financial  statements  required pursuant to this paragraph and other  information  necessary to ensure that all other information in the  prospectus  is at  least  as  current  as the  date  of  those financial statements.  Notwithstanding the foregoing,  with respect to registration statements on Form F-3, a post-effective  amendment need not be filed to include financial  statements and information required by Section  10(a)(3) of the Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the  Registrant  pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 16th day of May, 2005.

                                           Bontan Corporation Inc.

                                           By:      /s/  Kam Shah

                                              ----------------------------------

                                              Name:  Kam Shah

                                              Title:    Chief Executive Officer and

                                                          Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature

Title

-------------------------------------       --------------------------------------

By:    /s/ Kam Shah

Director, Chief Executive Officer,

   -------------------------------

Chief Financial Officer

Name:  Kam Shah

Date:  May 16, 2005

By:    /s/ Dean Bradley

Director

   -------------------------------

Name:   Dean  Bradley*

Date:  May 16, 2005

By:    /s/ Damian Lee

Director

   -------------------------------

Name:   Damian Lee

Date:  May 16, 2005

*  By:   /s/ Kam Shah

      ----------------------------------

   Name:  Kam Shah

   Attorney-ln-Fact

Date:  May 16, 2005

Exhibit Number	Description of Documents
4.1	Form of Common Share Certificate (Incorporated by reference to Exhibit 1(viii) to the Company’s Annual Report on Form 20-F filed on September 23, 2003).
4.2	Form of Private Placement Agreement for April 2003.*
4.3	Form of Share purchase warrants regarding April 2003 private placement.*
5.1	Opinion of Messerli & Kramer P.A. as to the legality of the common shares being registered hereby.*
10.1	Exploration Agreement dated June 21, 2004, effective as of May 1, 2004 with Keystone Oil Company, Inc.*
23.1	Consent of Sloan Partners LLP.*
23.2	Consent of Messerli & Kramer P.A.*
24.1	Power of Attorney.*

*  Previously filed as the same Exhibit Number to the Registration Statement on Form F-3 filed on March 23, 2005.